UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56001	47-1963189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3859 S Valley View Blvd, Ste 2 #107

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-888-397-9114

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Launch of Nutritional Division. On August 24, 2026, Barrel Energy, Inc. (the “Company”) announced the launch of a new nutritional products division (the “Nutritional Division”). The Nutritional Division is intended to expand the Company’s business into the development, marketing and distribution of energy drinks, nutritional products and dietary supplements.

The Company expects to pursue this initiative through a combination of internal product development, strategic relationships, contract manufacturing, branding, marketing and distribution opportunities. The Nutritional Division remains in an early stage of development. Product formulations, brand names, manufacturing arrangements, distribution channels, launch schedules and required regulatory and commercial approvals are subject to further development and may change.

Correction and Confirmation of Corporate Telephone Number. The Company confirms that its correct corporate telephone number is 1-888-397-9114. This number supersedes the telephone number 1-702-595-2247 appearing on the cover pages of certain of the Company’s prior filings. The Company’s principal executive office address remains unchanged.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements, including statements regarding the anticipated development, marketing, manufacture and distribution of energy drinks, nutritional products and dietary supplements. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially, including the Company’s ability to obtain financing, finalize products and commercial relationships, comply with applicable regulatory requirements, secure manufacturing and distribution capacity, and achieve market acceptance. The Company undertakes no obligation to update forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: August 24, 2026	By:	/s/ Jarmin Kaltsas
	Name:	Jarmin Kaltsas
	Title:	Chief Executive Officer

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